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                                                                       EXHIBIT 2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-87762 of TransAlta Corporation on Form F-10 of our report dated January 24, 2003 (January 29, 2003 as to Note 11 and September 23, 2003 as to Note 12), with respect to the consolidated financial statements of CE Generation LLC and subsidiaries, appearing in this Report on Form 6-K/A of TransAlta Corporation.


/s/  Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Omaha, Nebraska
November 18, 2003